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                                                          [SOLECTRON LETTERHEAD]

                                                                     EXHIBIT 4.1

Date:   June 19, 2001

To:     Tadahiko Nakagaki
        25 Robin Road, #05-02 Ying Mansions

        Singapore 258203

To:     Tan Piak Khiang
        47 Jalan Mat Jambol
        Singapore 119527

(collectively the "FOUNDER SHAREHOLDERS")


Dear Sirs,

We refer to the acquisition (the "ACQUISITION") by Solectron Singapore Holdings Pte Ltd ("SSH") of all the issued and paid up shares of Singapore Shinei Sangyo Pte Ltd ("SHINEI") pursuant to the Share Purchase Agreement (the "AGREEMENT") among SSH and the shareholders of Shinei, including yourselves, dated May 11, 2001.

DEFINITIONS

"Regulation S" means Regulation S under the Securities Act.

"Rule 144" means Rule 144 under the Securities Act.

"Securities Act" means the United States Securities Act of 1933, as amended.

All other capitalised terms used in this letter agreement but which are not defined shall have the same meaning ascribed to them in the Agreement.

Pursuant to the Acquisition, it is contemplated that you, as the Founder Sharehlders, will be issued a certain amount of shares of common stock of Solectron Corporation ("SOLECTRON") as part of the Acquisition consideration payable to you (the "CONSIDERATION SHARES"), particulars of which are set out in the Agreement.

In consideration of you agreeing to enter into and perform your obligations under the Agreement and this letter agreement, and making the representations and warranties contained in this letter agreement, Solectron hereby undertakes to you that it will allot to you the Consideration Shares, subject to and in accordance with the terms and conditions of the Agreement, which will continue to apply, and that it will perform its obligations under this letter agreement.


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                                                          [SOLECTRON LETTERHEAD]

SOLECTRON COVENANTS

1. Solectron shall refuse to register any transfer of the Consideration Shares (a) unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition or transfer and such disposition or transfer is made in accordance with such registration statement; (b) unless such transfer is made in accordance with the provisions of Regulation S promulgated under the Securities Act; or (c) unless such transfer is made pursuant to an available exemption from the registration requirements of the Securities Act.

2. With a view to making available the benefits of certain rules and regulations of the United States Securities and Exchange Commission ("SEC") which may at any time permit the sale of the securities to the public without registration, Solectron agrees to use its best efforts to:

        2.1 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        2.2 file with the SEC in a timely manner all reports and other documents required of Solectron under the Securities Act and the United States Securities Exchange Act of 1934, as amended; and

        2.3 make available to any of you or permitted transferee of the Consideration Shares forthwith upon request a copy of the most recent annual or quarterly report of Solectron.

2A Solectron shall submit a subsequent listing application in respect of the Consideration Shares, prior to the issuance of such shares, to list such shares on the New York Stock Exchange, in accordance with the rules and requirements of the New York Stock Exchange, Inc.

3.      S-3 REGISTRATION RIGHTS

        "Registrable Securities" means the following shares held by the Founder Shareholders (or any permitted transferee, who in either case is referred to in this Clause 3 as the "HOLDER"): (a) the Consideration Shares; and (b) any common shares of Solectron issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described shares.

        Solectron and each of the Founder Shareholders hereby agree as follows with respect to S-3 registration rights:

        3.1 REGISTRATION. Solectron agrees that within the date which is the latest of (a) 365 days after the Completion Date (or the next business day in Washington D.C., U.S.A. if such day falls on a Saturday, Sunday or day on which banking



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                                                          [SOLECTRON LETTERHEAD]


                institutions in Washington D.C. are closed for business), (b) 30 days after all of the Consideration Shares have been issued, and
                (c) 30 days after the total number of Consideration Shares to be issued under the Agreement has been determined, Solectron shall file a registration statement on Form S-3, or such other form that Solectron may be eligible to use, under the Securities Act (the "S-3 REGISTRATION") to register the Registrable Securities for sale by the Founder Shareholders and shall use its best efforts to have such S-3 Registration declared effective by the SEC as soon as practicable thereafter. The S-3 Registration shall remain effective for no less than one hundred and eighty
                (180) days. The offering made pursuant to the S-3 Registration shall not be underwritten.

        3.2 POSTPONEMENT OF REGISTRATION. Notwithstanding Clause 3.1, Solectron shall be entitled to postpone the filing or the declaration of effectiveness of the S-3 Registration for a reasonable period of time (not to exceed ninety (90) calendar days) if the Board of Directors of Solectron, acting in good faith, determines that there exists material non-public information about Solectron. In addition, if the Board of Directors of Solectron, acting in good faith, determines that material non-public information regarding Solectron exists, the immediate disclosure of which would be materially detrimental to Solectron, or an offering of the Registrable Securities would materially interfere with a proposed material acquisition, disposition or similar corporate transaction, Solectron may suspend sales under or delay the filing or effectiveness of the S-3 Registration. In the case of a suspension of sales, Solectron's obligation to maintain the effectiveness of the S-3 Registration for at least 180 days pursuant to Clause 3.1 shall be extended by the period of time for which the S-3 Registration is suspended.

        3.2A INCIDENTAL REGISTRATION. If at any time during the period beginning one year after the Completion Date and ending 23 months after all of the Consideration Shares have been issued, Solectron shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than (i) a registration relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to a Securities Act Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (ii) a registration statement pursuant to Clause
                3.1 hereof, Solectron will consider, at its sole discretion and having regard to what it deems to be in its own best interests,

                (a)     giving written notice to each Holder thereof; and

                (b) if such written notice is given, including in such registration (and any related qualification under Blue Sky laws or other compliance), and in



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                                                          [SOLECTRON LETTERHEAD]


                        any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from Solectron, by any Holder.

                If the registration of which Solectron gives notice is for a registered public offering involving an underwriting, Solectron shall so advise the Holders as part of the written notice given pursuant to this Clause. In such event, and where Solectron has agreed to include in the registration any Holder's Registrable Securities pursuant to this Clause, such inclusion of such Holder's Registrable Securities shall be conditional upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Solectron and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Solectron. Notwithstanding any other provision of this Clause, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting, or may exclude such Registrable Securities entirely from such registration and underwriting (whether or not securities of Solectron or any of Solectron's other shareholders are limited or excluded). In the event of any such limitation or exclusion of Registrable Securities, Solectron shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting (if any) shall be allocated among Holders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice given by Solectron pursuant to this Clause. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Solectron and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

        3.3 DAILY TRADING VOLUME LIMITS. As a material inducement for Solectron to grant the S-3 Registration in accordance with Clause 3.1, each of the Founder Shareholders agrees not to sell more than fifty percent (50%) of the total number of Consideration Shares issued to such Founder under the Agreement on all securities exchanges upon which such shares are hereafter listed in any twenty-four (24) hour period. The foregoing daily trading volume limit is in addition to any limits that may be imposed by Rule 144 under the Securities Act.



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                                                          [SOLECTRON LETTERHEAD]


        3.4     OBLIGATIONS OF SOLECTRON. Solectron shall:

                3.4.1 prepare and file with the SEC the S-3 Registration in accordance with Clause 3.1 with respect to the Registrable Securities and use its best efforts to cause such Registration to become and remain effective for the time period set forth in Clause 3.1 hereof;

                3.4.2 prepare and file with the SEC such amendments and supplements to the S-3 Registration and the prospectus used in connection therewith, as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered under the S-3 Registration;

                3.4.3 furnish to each Holder, without charge, such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while Solectron shall be required under the provisions of this letter to cause the S-3 Registration to remain effective;

                3.4.4 use its best efforts to register or qualify the Registrable Securities covered by the S-3 Registration under the securities or blue sky laws of such United States jurisdiction as each Holder shall reasonably request (provided that Solectron shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such stock in such jurisdictions;

                3.4.5 notify each Holder upon the happening of any event as a result of which a prospectus included in the S-3 Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in that prospectus or is necessary to make the statements therein not misleading in light of the circumstances then existing;

                3.4.6 for so long as the S-3 Registration remains effective, promptly prepare, file and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;



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                                                          [SOLECTRON LETTERHEAD]


                3.4.7 notify each Holder, promptly after Solectron has received notice thereof, of the date and time the S-3 Registration and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the S-3 Registration has been filed;

                3.4.8 notify each Holder promptly of any request by the SEC for the amending or supplementing of the S-3 Registration or prospectus or for additional information; and

                3.4.9 advise each Holder, promptly after it has received notice or obtained knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the S-3 Registration or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

        3.5 EXPENSES. Solectron shall pay all fees and expenses incurred, in connection with the S-3 Registration, including, without limitation, all SEC, National Association of Securities Dealers and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Solectron's outside counsel and independent accountants and a single counsel for all of the Holders who shall be selected by a majority-in-interest of the Holders and whose fees and expenses shall not exceed US$5,000. Notwithstanding the foregoing, all underwriting discounts and selling commissions incurred in connection with any registrations hereunder shall be borne by the Holders pro rata on the basis of the number of shares registered.

        3.6 INDEMNIFICATION. In the event of any offering registered pursuant to the S-3 Registration:

                3.6.1 Solectron will indemnify each Holder, each director, officer, partner or member of such Holder, or each person controlling such Holder within the meaning of
                        Section 15 of the Securities Act, with respect to all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, investigation or proceeding, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of:

                        3.6.1.1 a material fact contained in the S-3
                                Registration (or any related prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or any document incorporated therein by reference), or based on any omission (or alleged omission) to state therein a material fact required to



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                                                          [SOLECTRON LETTERHEAD]


                                be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                        3.6.1.2 any violation by Solectron of any rule or
                                regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Solectron in connection with any such registration, qualification or compliance.

                        Solectron will reimburse each such Holder, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Solectron will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Solectron for use by Solectron in an instrument duly executed by such Holder;

                3.6.2 each Holder will, if Registrable Securities held by such Holder are included in the securities as to which the S-3 Registration, qualification or compliance is being effected, indemnify Solectron, each of its directors and officers, each person who controls Solectron within the meaning of Section 15 of the Securities Act, and each other such Holder, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, investigation or proceeding, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in the S-3 Registration, or any related prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse Solectron, such Holders and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Solectron for use therein in an instrument duly executed by such



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                                                          [SOLECTRON LETTERHEAD]


                        Holder, provided, however, that the obligations of each such Holder hereunder and under Clause 3.6.4 below shall be limited to an amount equal to the net proceeds of each such Holder from the sale of Registrable Securities pursuant to the S-3 Registration;

                3.6.3   each party entitled to indemnification under this Clause
                        3.6 (the "S-3 INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "S-3 INDEMNIFYING PARTY") promptly after an S-3 Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the S-3 Indemnifying Party to assume the defence of any such claim or any litigation resulting therefrom, provided that counsel for the S-3 Indemnifying Party, who shall conduct the defence of such claim or litigation, shall be approved by the S-3 Indemnified Party (whose approval shall not be unreasonably withheld), and the S-3 Indemnified Party may participate in such defence at the S-3 Indemnified Party's expense, and provided further that the failure of any S-3 Indemnified Party to give notice as provided in this subclause shall not relieve the S-3 Indemnifying Party of its obligations under this letter, except to the extent, but only to the extent, that the S-3 Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice.

                        In no event shall the S-3 Indemnifying Party be liable in respect of any amounts paid in settlement of any action unless the S-3 Indemnifying Party shall have approved the terms of such settlement, provided that such consent shall not be unreasonably withheld. No S-3 Indemnifying Party shall, without the prior written consent of the S-3 Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any S-3 Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such S-3 Indemnified Party, unless such settlement includes an unconditional release of such S-3 Indemnified Party from all liability on claims that are the subject matter of such proceeding. If any such S-3 Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defences available to the S-3 Indemnified Party which are different from or additional to those available to the S-3 Indemnifying Party, the S-3 Indemnifying Party shall not have the right to assume the defence of such action on behalf of the S-3 Indemnified Party and will promptly reimburse the S-3 Indemnified Party and any person controlling the S-3 Indemnified Party for the reasonable fees and expenses of any counsel retained by the S-3 Indemnified Party, it being understood that the S-3 Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising



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                        out of the same general allegations or circumstances, be
                        liable for the reasonable fees and expenses of more than one separate firm of attorneys for the S-3 Indemnified Party or controlling person, which firm shall be designated in writing by the S-3 Indemnified Party to the S-3 Indemnifying Party; the S-3 Indemnifying Party shall not be liable for any loss or losses arising under this Clause 3.6 unless the S-3 Indemnified Party has used its commercially reasonably endeavours to mitigate any loss or where the quantum of the loss has been subject to an actual recovery under an insurance policy;

                3.6.4   if the indemnification provided for above in this Clause
                        3.6 is held by a court of competent jurisdiction to be unavailable to an S-3 Indemnified Party, then each of Solectron and the Holders agrees to contribute to the amount paid or payable by such party in such proportion as is appropriate to reflect the relative fault of Solectron or the Holders, as the case may be; and

                3.6.5 the obligations of Solectron and each Holder under this Clause 3.6 shall survive the completion of any offering of Registrable Securities in the S-3 Registration under this letter or the termination of the registration rights granted under this letter.

4. Solectron shall be obligated to reissue promptly unlegended certificates in respect of the Registrable Securities at the request of any Holder thereof:

        4.1 if such Registrable Securities are sold pursuant to an effective registration statement; or

        4.2 the Holder shall have obtained an opinion of counsel recognized as being experienced in matters of United States securities laws in form and content satisfactory to Solectron to the effect that such securities proposed to be disposed of may be lawfully so disposed of without registration, qualification or legend.

5.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FOUNDER SHAREHOLDERS

        Each Founder Shareholder hereby represents, warrants and agrees, for himself only, that:

        5.1 he (i) is not a U.S. person (as defined in Regulation S), (ii) resides and is located outside the United States, and (iii) is not acquiring the Consideration Shares as part of a plan or scheme to evade the registration requirements of the Securities Act;



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        5.2     he understands that the Consideration Shares have not been registered under the Securities Act, that the Consideration Shares will be "restricted securities" within the meaning of Rule 144 and he agrees that he will not offer, sell, transfer (including transfer to a nominee), assign, encumber, pledge or otherwise dispose of any of the Consideration Shares, except in accordance with any applicable securities or "blue-sky" laws of any relevant state of the United States and except:

                5.2.1 during the period of one year commencing on the date Solectron issued such Consideration Shares to him,

                        5.2.1.1 pursuant to an offshore transaction in
                                compliance with Rule 903 or 904 of Regulation S under the Securities Act, and in each case only upon providing to Solectron certificates of the transferor and the transferee in the forms set out as Exhibits 1 and 2 to this letter agreement; or

                        5.2.1.2 pursuant to an effective registration statement
                                relating to the Consideration Shares; and

                5.2.2 during the period of one year commencing on the day immediately following the termination of the period referred to in Clause 5.2.1 above,

                        5.2.2.1 pursuant to either of Clause 5.2.1.1 or 5.2.1.2
                                above, or

                        5.2.2.2 pursuant to, and in accordance with the
                                provisions of Rule 144, if available, and in such case only after providing to Solectron an opinion of counsel recognized as being experienced in matters of United States securities laws in form and content reasonably satisfactory to Solectron to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act pursuant to Rule 144;

        5.3 he agrees that he will not engage in hedging transactions with regard to the Consideration Shares unless in compliance with the Securities Act;

        5.4 he confirms that he is familiar with the applicable provisions and resale restrictions of Regulation S and Rule 144;

        5.5 he understands that Solectron will refuse, and will instruct its share registrar to refuse, to register any purported transfer of the Consideration Shares that does not comply with Clause 5.2 above;



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        5.6     he understands that the certificates evidencing the
                Consideration Shares, and any securities issued in respect thereof or exchange therefor, shall bear the following legends until such time as the Consideration Shares are sold pursuant to an effective registration statement or as certified by an opinion of counsel recognized as being experienced in matters of United States securities laws in form and content reasonably satisfactory to Solectron to the effect that the securities proposed to be disposed of may be lawfully so disposed of without registration, qualification or legend:

                5.6.1 "These securities have been issued pursuant to the Share and Purchase Agreement dated May 11, 2001 among Solectron Singapore Holdings Pte Ltd and the shareholders of Singapore Shinei Sangyo Pte Ltd, and transfers of these securities are subject to significant restrictions set out in that Agreement and a letter agreement dated June 19, 2001 between Solectron Corporation and Tadahiko Nakagaki and Tan Piak Khiang";

                5.6.2 "These securities have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered, sold, transferred (including to a nominee), assigned, encumbered, pledged or otherwise disposed of except (a) during the period of one year commencing on [Date on which the relevant Shares were issued to be inserted in actual share certificate], (i) in compliance with Rule 903 or 904 of Regulation S under the Securities Act, or (ii) pursuant to an effective registration statement; and (b) during the period of one year commencing on the day immediately following the termination of the period referred to in clause (a) above, (i) pursuant to either of clause
                        (a)(i) or (a)(ii) above, or (ii) pursuant to the exemption provided by Rule 144 under the Securities Act, if available."

                        "Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act"; and

                5.6.3 any legend that may be required by the laws of any state of the United States;

        5.7 he will advise any transferee of Consideration Shares of the foregoing restrictions on transfer, and will procure that any such transferee shall deliver to Solectron an undertaking to observe and be bound by such restrictions;

        5.8 he is acquiring the Consideration Shares for investment for his own account, not as a nominee or agent, and not with a view to the resale or distribution; he has no intention of selling, transferring or distributing the Consideration Shares or any of them; and he has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or distribute the Consideration Shares or any of them;



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                                                          [SOLECTRON LETTERHEAD]


        5.9 he has received all the information he considers necessary in order to evaluate fully Solectron and the decision to acquire the Consideration Shares as contemplated herein; he has had the opportunity to ask questions and receive answers from Solectron and its appropriate officers in relation to such information; his decision to acquire the Consideration Shares is based on his own evaluation of the merits and risks of Solectron and the Consideration Shares;

        5.10 he has experience in evaluating and investing in securities, and is capable of evaluating the merits and risks of an investment in the Consideration Shares; he is able to bear the economic risk of his investment in the Consideration Shares for an indefinite period and understands that the Consideration Shares are a speculative investment which involve a high degree of financial risk, and that there is no assurance of any economic, income or tax benefit from such investment;

        5.11 he is not, and after Completion and the issue of the Consideration Shares, will not be, an affiliate (as defined in Rule 144) of Solectron;

        5.12 he will not offer, sell or deliver any of the Consideration Shares in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof, and he will take, at his own expense, whatever action is required to permit his resale of the Consideration Shares in such jurisdiction;

        5.13 each of the above representations and warranties made by each Founder Shareholder are true and correct as of the date hereof, and will be true and correct as of the Completion Date and as of each date on which Consideration Shares are issued to him; and

        5.14 he explicitly acknowledges, understands and agrees that Solectron will rely on the accuracy and completeness of the representations, warranties and agreements set out in this Clause 5 in claiming the applicability of the exemption from registration under the Securities Act provided by Regulation S to the issue and sale of the Consideration Shares, and agrees that Solectron may provide a copy of the Agreement and/or this letter agreement to any governmental agency or authority and any securities exchange on which the Consideration Shares are listed in connection with any inquiry in relation to the issue and sale of the Consideration Shares.

6       Notwithstanding, and without in any way limiting the effect of, Clause
        5.2 above, each Founder Shareholder expressly agrees that he will not offer, sell, transfer (including transfer to a nominee), assign, encumber, pledge or otherwise dispose of any of the Consideration Shares during the period of one year commencing on the

                                                          [SOLECTRON LETTERHEAD]


        Completion Date, except with the prior consent of Solectron in writing, and Solectron may require any such Founder Shareholder who wishes to transfer Consideration Shares to provide it with sufficient information about such proposed transfer as Solectron may require in order to allow it to evaluate the transfer (including without limitation the identity of the party to whom such Consideration Shares are to be transferred and the consideration payable for such transfer). Each Founder Shareholder understands that Solectron will refuse, and will instruct its share registrar to refuse, to register any purported transfer of the Consideration Shares that does not comply with this Clause 6. Nothing in this Clause 6 shall in any way affect the other provisions of this letter agreement, including Clause 5 which shall apply to any proposed transfer of the Consideration Shares. Any proposed transfer of Consideration Shares must be made in compliance with both this Clause 6, if then applicable, and Clause 5.

This letter agreement shall be governed by the laws of Singapore.

This letter may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this letter but all the counterparts shall together constitute one and the same instrument. Each counterpart may be executed by the parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original.

Yours sincerely,



---------------------------
Name:
Title:
For and on behalf of
Solectron Corporation


--------------------------------------------------------------------------------

Agreed and accepted by:




----------------------------------      ----------------------------------------
Tadahiko Nakagaki                       Tan Piak Khiang
Date:                                   Date:

                                                          [SOLECTRON LETTERHEAD]


Exhibit 1

TRANSFEROR'S CERTIFICATE

To:     Solectron Corporation ("Solectron")


Reference is made to the proposed share transfer (the "transfer") with respect to _________ common shares of Solectron (the "Shares") from ____________ (the "Transferor") to ____________ (the "Transferee"). The Transferor hereby acknowledges, represents and warrants to Solectron as follows (unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them by Regulation S ("Regulation S") under the U.S. Securities Act of 1933, as amended (the "Securities Act"):

1. These representations and warranties are being made in connection with the transfer, are true and correct as of the date hereof, and will be true and correct on the date and as of the time the transfer is consummated (such date and time being hereinafter referred to as the "Closing"), and the representations, warranties and covenants herein are being made for the benefit of, and may be relied upon by, Solectron. The Transferor explicitly acknowledges, understands and agrees that Solectron will rely on the accuracy and completeness of the representations and warranties set out in this certificate in claiming the applicability of the exemption from registration under the Securities Act provided by Regulation S to the issue and sale of the Shares, and agrees that Solectron may provide a copy of this certificate to any governmental agency or authority and any securities exchange on which the Shares are listed in connection with any inquiry in relation to the issue and sale of the Shares;

2. The offer or sale relating to the transfer have been and are being made in an Offshore Transaction in compliance with Rule 903 or 904 of Regulation S;

3. No Directed Selling Efforts have been or are being made in the United States by the Transferor, any of its affiliates, or any person acting on its or their behalf; and

4. None of the Transferor or any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any securities, under circumstances that would require the registration of the Shares under the Securities Act or any state securities laws.

                                                          [SOLECTRON LETTERHEAD]

Date:
     ----------------------------



Signature for natural persons:



By:
   ------------------------------
   Name:


Signature for corporate entities and other non-natural persons:

Name of entity:



By:
   ------------------------------
   Name:
   Title:

                                                          [SOLECTRON LETTERHEAD]

Exhibit 2

TRANSFEREE'S CERTIFICATE

To:     Solectron Corporation ("Solectron")


Reference is made to the proposed share transfer (the "transfer") with respect to _________ common shares of Solectron (the "Shares") from __________ (the "Transferor") to ____________ (the "Transferee"). The Transferee hereby acknowledges, represents and warrants to and covenants with Solectron as follows (unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them by Regulation S ("Regulation S") under the U.S. Securities Act of 1933, as amended (the "Securities Act"):

1. These representations and warranties are being made in connection with the transfer, are true and correct as of the date hereof, and will be true and correct on the date and as of the time the transfer is consummated (such date and time being hereinafter referred to as the "Closing"), and the representations, warranties and covenants herein are being made for the benefit of, and may be relied upon by, Solectron. The Transferee explicitly acknowledges, understands and agrees that Solectron will rely on the accuracy and completeness of the representations, warranties and covenants set out in this certificate in claiming the applicability of the exemption from registration under the Securities Act provided by Regulation S to the issue and sale of the Shares, and agrees that Solectron may provide a copy of this certificate to any governmental agency or authority and any securities exchange on which the Shares are listed in connection with any inquiry in relation to the issue and sale of the Shares. These representations, warranties and covenants shall survive the Closing of the transfer and shall remain in full force and effect.

2. The Transferee (i) is obtaining such Shares in an offshore transaction (as defined in Regulation S), (ii) is located outside the United States, and (iii) is not acquiring the Shares as part of a plan or scheme to evade the registration requirements of the Securities Act;

3. The Transferee understands that the Shares have not been registered under the Securities Act, that the Shares are "restricted securities" within the meaning of Rule 144 and it agrees that it will not offer, sell, transfer (including transfer to a nominee), assign, encumber, pledge or otherwise dispose of any of the Shares, except:

        (a) during the period of one year commencing on the date Solectron issued such Shares,

                (i) pursuant to an offshore transaction in compliance with Rule 903 or 904 of Regulation S, and in each case only upon providing to Solectron with a certificate in substantially the same form as this Transferee's Certificate and signed by the subsequent transferee, and a certificate in substantially the same form as the Transferor's Certificate set out as

                                                          [SOLECTRON LETTERHEAD]


                        Exhibit 1 to the letter agreement dated June 19, 2001 between Solectron Corporation and Tadahiko Nakagaki and Tan Piak Khiang and signed by the Transferee; or

                (ii) pursuant to an effective registration statement relating to the Shares; and

        (b) during the period of one year commencing on the day immediately following the termination of the period referred to in clause
                (a) above and ending on the second anniversary of the date Solectron issued such Shares,

                (i)     pursuant to either of clause (a)(i) or (a)(ii) above, or

                (ii) pursuant to, and in accordance with the provisions of Rule 144, if available, and in such case only after providing to Solectron an opinion of counsel recognized as being experienced in matters of United States securities laws in form and content reasonably satisfactory to Solectron to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act pursuant to Rule 144;

4. The Transferee agrees that it will not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act;

5. The Transferee confirms that it is familiar with the applicable provisions and resale restrictions of Regulation S and Rule 144;

6. The Transferee understands that Solectron will refuse, and will instruct its share registrar to refuse, to register any purported transfer of the Shares that does not comply with paragraph 3 above and Clause 6 of the letter agreement dated June 19, 2001 between Solectron Corporation and Tadahiko Nakagaki and Tan Piak Khiang;

7. The Transferee understands that the certificates evidencing the Shares, and any securities issued in respect thereof or exchange therefor, shall bear the following legends, until such time as the Shares are sold pursuant to an effective registration statement or as certified by an opinion of counsel recognized as being experienced in matters of United States securities laws in form and content reasonably satisfactory to Solectron to the effect that the securities proposed to be disposed of may be lawfully so disposed of without registration, qualification or legend:

        (a) "These securities have been issued pursuant to the Share Purchase Agreement dated May 11, 2001 among Solectron Singapore Holdings Pte Ltd and the shareholders of Singapore Shinei Sangyo Pte Ltd, and transfers of these securities are subject to significant restrictions set out in that Agreement and the letter agreement dated June 19, 2001 between Solectron Corporation and Tadahiko Nakagaki and Tan Piak Khiang";

                                                          [SOLECTRON LETTERHEAD]


        (b) "These securities have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered, sold, transferred (including to a nominee), assigned, encumbered, pledged or otherwise disposed of except
                (a) during the period of one year commencing on [Date on which the relevant Shares were issued to be inserted in actual share certificate], (i) in compliance with Rule 903 or 904 of Regulation S under the Securities Act, or (ii) pursuant to an effective registration statement; and (b) during the period of one year commencing on the day immediately following the termination of the period referred to in clause (a) above, (i) pursuant to either of clause (a)(i) or (a)(ii) above, or (ii) pursuant to the exemption provided by Rule 144 under the Securities Act, if available."

                "Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act"; and

        (c) any legend that may be required by the laws of any state of the United States;

8. The Transferee will advise any subsequent transferee of Shares of the foregoing restrictions on transfer, and will procure that any such transferee shall deliver to Solectron an undertaking to observe and be bound by such restrictions;

9. The Transferee is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution; it has no intention of selling, transferring or distributing the Shares or any of them; and it has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or distribute the Shares or any of them;

10. The Transferee has experience in evaluating and investing in securities, and is capable of evaluating the merits and risks of an investment in the Shares; it is able to bear the economic risk of its investment in the Shares for an indefinite period and understands that the Shares are a speculative investment which involve a high degree of financial risk, and that there is no assurance of any economic, income or tax benefit from such investment;

11. The Transferee is not, and after giving effect to the transfer will not be, an affiliate (as defined in Rule 144) of Solectron; and

12. The Transferee will not offer, sell or deliver any of the Shares in any jurisdiction outside of the United States except under circumstances that will result in compliance with the applicable laws thereof, and it will take, at its own expense, whatever action is required to permit its resale of the Shares in such jurisdiction.

                                                          [SOLECTRON LETTERHEAD]


Date:
     ----------------------------


Signature for natural persons:


By:
   ------------------------------
   Name:


Signature for corporate entities and other non-natural persons:

Name of entity:



By:
   ------------------------------
   Name:
   Title: